Exhibit 99.1

News For Immediate Release

Amplify Energy Announces Third Quarter 2017 Results

HOUSTON, November 7, 2017—Amplify Energy Corp. (OTCQX: AMPY) (“Amplify” or the “Company”) announced today its operating and financial results for the third quarter of 2017 and provided updated guidance for the fourth quarter and for the full year 2017.

Strategic Updates

•	Launched divestiture processes in October for the Company’s East Texas assets and Rockies CO2 assets in Wyoming

•	Conducted a broad process to market the Company’s South Texas conventional and Eagle Ford assets; the Company has received multiple bids on both assets and is currently in active discussions to maximize value

•	Received $15.5 million in October related to a third-party midstream transaction; proceeds were used to pay down debt under the Company’s revolving credit facility

•	As of November 3, 2017, Amplify had $17 million of cash and total debt of $388 million under its revolving credit facility, down from $418 million as of June 30, 2017

Key Third Quarter Highlights

•	Successfully initiated East Texas drilling program by bringing on-line three horizontal Cotton Valley wells with an average peak rate of 10 MMcfe/d per well, in-line with expectations

•	Increased daily production 4% to 177.4 MMcfe/d, in-line with quarterly guidance

•	Reduced lease operating expenses to $1.78 per Mcfe, beating the low end of the guidance range of $1.80 to $1.91 per Mcfe

•	Net cash provided by operating activities of $37 million for the quarter, exceeding the midpoint of guidance of $27 million

•	Generated Adjusted EBITDA of $38 million, exceeding the high end of the guidance range of $30 million to $36 million

•	Generated $7 million of free cash flow, exceeding the high end of the guidance range of $2 million to $5 million

•	Reduced total debt to annualized Adjusted EBITDA to 2.7x for the third quarter from 3.2x at the end of the second quarter

•	Actively mitigated commodity volatility through hedging activity with mark-to-market value of approximately $39 million as of November 3, 2017

“This has been another strong quarter for Amplify. We continued to execute across our asset base at a high level and met or exceeded guidance metrics for production, costs and cash flow, and meaningfully enhanced liquidity,” said Bill Scarff, President and Chief Executive Officer of Amplify. “We are working closely with our Board to evaluate strategic alternatives that will maximize value for our shareholders, including potential asset divestitures and cost cutting initiatives to stream-line the business.”

Key Financial Results

$ in millions	Third Quarter 2017	Second Quarter (1) 2017
Average daily production (MMcfe/d)	177.4	171.4
Total revenues	$75.6	$70.2
Total assets	$951.4	$966.6
Net Income (loss)	$(7.5)	$(75.5)
Adjusted EBITDA (a non-GAAP financial measure)	$37.8	$32.9
Total debt (2)	$403.0	$418.0
Total debt / Adjusted EBITDA (3)	2.7x	3.2x
Net cash provided by (used in) operating activities (4)	$37.3	$12.7
Total capital	$25.4	$19.2

(1)	All amounts reflect the combined results of the successor period (May 5, 2017 through June 30, 2017) and the predecessor period (April 1, 2017 through May 4, 2017)
(2)	As of September 30, 2017 and June 30, 2017
(3)	Annualized for the respective quarter ended
(4)	Includes $16.9 million of restructuring expenses in the second quarter

Drilling Program Update

During the third quarter of 2017, Amplify increased average daily production by 4% to 177.4 MMcfe/d, in-line with quarterly guidance. The Company initiated its East Texas drilling program and successfully completed 3.0 gross (3.0 net) horizontal wells in the Cotton Valley formation. The three completed wells had average peak rate of 10 MMcfe/d per well, in-line with the Company’s expectations. The average lateral length for the three completed horizontal wells was approximately 6,000 feet with an average of thirty stages, or 200 foot stage spacing. Compared to historical wells, completion designs for the first three wells were implemented with higher proppant loadings and closer stage spacing.

Prior to year-end 2017, the Company expects to have drilled three additional horizontal Cotton Valley wells with completion of the wells expected in 2018. The Company’s East Texas development program is focused on the Joaquin and Tatum fields in Shelby, Rusk and Panola counties.

The Company also participated in 14.0 gross (0.9 net) non-operated wells brought on-line in the third quarter in the Eagle Ford Shale formation. Well results exceeded expectations with an average peak rate of 1,762 Boe/d per well (93% liquids). Prior to year-end 2017, three additional wells are expected to achieve first production.

Capital Spending

Amplify’s capital spend for the quarter was approximately $25 million, in-line with quarterly guidance. Third quarter capital was allocated 82% in East Texas, 11% in the Eagle Ford and the remainder focused primarily on workover and infrastructure related projects in California, the Rockies and South Texas.

Based on the current drilling program, the Company’s capex program for the fourth quarter of 2017 is expected to be approximately $10 to $15 million. Amplify anticipates spending approximately 68% of this capital in East Texas and 10% in the Eagle Ford, with the remainder focused primarily on infrastructure related capital in California, the Rockies and South Texas.

Third-Party Midstream Transaction Payment

In October 2017, Amplify received approximately $15.5 million in connection with the sale of a third-party midstream entity with whom the Company’s natural gas gathering and processing agreements entitled Amplify to a percentage of the proceeds in the event of a sale. The proceeds from this transaction were used to pay down debt under the Company’s revolving credit facility. The sale will have no impact on the Company’s gathering and processing costs.

Revolving Credit Facility and Liquidity

As of November 3, 2017, Amplify had total debt of $388 million under its revolving credit facility, with a current borrowing base of $475 million. Amplify’s liquidity was $101 million as of November 3, 2017, consisting of $17 million of cash on hand and available borrowing capacity of $84 million (including the impact of $2.5 million in outstanding letters of credit). The Company expects the fall redetermination of its revolving credit facility to occur in November.

Divestiture Update – East Texas, Bairoil, South Texas and Eagle Ford

Amplify continues to work with Jefferies LLC to explore strategic alternatives for the Company to maximize value for its shareholders. The Company launched divestiture processes in October for its East Texas assets and Rockies CO2 assets in Wyoming. As previously announced, the Company launched divestiture processes for its South Texas conventional and Eagle Ford assets. Amplify received multiple bids for both assets and is in active discussions to maximize value.

Comparison of Third Quarter Guidance vs Actual Results

	Q3 2017 Guidance (1)			Q3
	August 9, 2017			2017
	Low		High	Actuals
Net Average Daily Production
Oil (MBbls/d)	9.3	–	9.8	10.0
NGL (MBbls/d)	5.2		5.6	4.7
Natural Gas (MMcf/d)	87	–	92	88.7
Total (MMcfe/d)	174	–	185	177.4
Commodity Price Differential / Realizations (Unhedged)		–
Crude Oil Differential ($ / Bbl)	$5.00	–	$5.50	$4.04
NGL Realized Price (% of WTI NYMEX)	42%	–	47%	47%
Natural Gas Realized Price (% of NYMEX to Henry Hub)	96%	–	100%	102%
Gathering, Processing and Transportation Costs		–
Crude Oil ($ / Bbl)	$0.65	–	$0.80	$0.61
NGL ($ / Bbl)	$4.75	–	$5.00	$4.45
Natural Gas ($ / Mcf)	$0.55	–	$0.65	$0.56
Mcfe ($ / Mcfe)	$0.44	–	$0.51	$0.43
Average Costs
Lease Operating ($ / Mcfe)	$1.80	–	$1.91	$1.78
Taxes (% of Revenue) (2)	6.7%	–	7.1%	5.6%
Recurring Cash General and Administrative ($ / Mcfe) (3)	$0.54	–	$0.57	$0.60
Net Cash Provided by Operating Activities (4)		$27		$37
Adjusted EBITDA ($MM) (5)	$30	–	$36	$38
Cash Interest Expense ($MM)	$5	–	$7	$5
Capital Expenditures ($MM)	$21	–	$27	$25
Free Cash Flow (MM) (5)	$2	–	$5	$7

(1)	Guidance based on NYMEX strip pricing as of July 28, 2017; Average prices of $49.74 / Bbl for crude oil and $3.14 / Mcf for natural gas for 2017
(2)	Includes production, ad valorem and franchise taxes
(3)	Recurring cash general and administrative cost guidance excludes reorganization expenses and non-cash compensation
(4)	Net Cash Provided by Operating Activities guidance does not include certain restructuring and reorganization expenses, settlements on terminated derivatives or changes in working capital
(5)	Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Free Cash Flow and the reconciliation to the most comparable GAAP financial measure

Fourth Quarter and Full Year 2017 Guidance

The following guidance included in this press release is subject to the cautionary statements and limitations described under the “Forward-Looking Statements” caption at the end of this press release. Amplify’s updated 2017 guidance is based on its current expectations regarding capital expenditure levels and on the assumption that market demand and prices for oil and natural gas will continue at levels that allow for economic production of these products. This guidance has not been adjusted for announced asset divestitures but will be adjusted upon successful transaction completion. A summary of the guidance is presented below:

	Q4 2017E (1)			FY 2017E (1)
	Low		High	Low		High
Net Average Daily Production
Oil (MBbls/d)	9.5	–	10.2	9.4	–	10.1
NGL (MBbls/d)	4.7	–	5.0	4.5	–	4.9
Natural Gas (MMcf/d)	89	–	96	90	–	97
Total (MMcfe/d)	174	–	188	173	–	188
Commodity Price Differential / Realizations (Unhedged)
Oil Differential ($ / Bbl)	$3.50	–	$4.00	$4.25	–	$4.75
NGL Realized Price (% of WTI NYMEX)	47%	–	53%	44%	–	49%
Natural Gas Realized Price (% of NYMEX to Henry Hub)	97%	–	101%	98%	–	102%
Gathering, Processing and Transportation Costs
Oil ($ / Bbl)	$0.75	–	$0.85	$0.65	–	$0.75
NGL ($ / Bbl)	$4.75	–	$4.90	$4.75	–	$4.90
Natural Gas ($ / Mcf)	$0.52	–	$0.60	$0.52	–	$0.60
Total ($ / Mcfe)	$0.43	–	$0.50	$0.43	–	$0.50
Average Costs
Lease Operating ($ / Mcfe)	$1.63	–	$1.75	$1.63	–	$1.75
Taxes (% of Revenue) (2)	5.8%	–	6.4%	5.0%	–	5.6%
Recurring Cash General and Administrative ($ / Mcfe) (3)	$0.60	–	$0.64	$0.59	–	$0.64
Net Cash Provided by Operating Activities (4)		$35			$126
Adjusted EBITDA ($MM) (5)	$37	–	$42	$147	–	$152
Cash Interest Expense ($MM)	$4	–	$6	$23	–	$25
Capital Expenditures ($MM)	$10	–	$15	$59	–	$64
Free Cash Flow (MM) (5)	$20	–	$25	$62	–	$67

(1)	Guidance based on NYMEX strip pricing as of October 27, 2017; Average prices of $50.40 / Bbl for crude oil and $3.06 / Mcf for natural gas for 2017
(2)	Includes production, ad valorem and franchise taxes
(3)	Recurring cash general and administrative cost guidance excludes reorganization expenses and non-cash compensation
(4)	Net Cash Provided by Operating Activities guidance does not include certain restructuring and reorganization expenses, settlements on terminated derivatives or changes in working capital
(5)	Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Free Cash Flow and the reconciliation to the most comparable GAAP financial measure

Hedging Update

Since June 30, 2017, the Company has added oil swaps of approximately 1,000 barrels per day in 2018 and approximately 2,600 barrels per day in 2019. The Company also added approximately 10 million cubic feet per day of gas swaps in 2019. As a percentage of our full year 2017 guidance, the Company’s production is now 44% hedged in 2018 and 14% hedged in 2019. The following table reflects the hedged volumes under Amplify’s commodity derivative contracts and the average fixed or floor prices at which production is hedged for October 2017 through December 2019, as of November 3, 2017.

Hedge Summary

	Year Ending December 31,
	2017 (1)	2018	2019
Natural Gas Derivative Contracts:
Total weighted-average fixed/floor price	$3.96	$3.91	$2.91
Total natural gas volumes hedged (MMcf/d)	42.2	36.2	9.9
Oil Derivative Contracts:
Total weighted-average fixed/floor price	$69.53	$71.31	$50.70
Total oil volumes hedged (Mbbl/d)	4.5	5.0	2.6
Natural Gas Liquids Derivative Contracts:
Total weighted-average fixed/floor price	$30.29	$24.13	—
Total NGL volumes hedged (Mbbl/d)	2.6	2.2	—
Total Derivative Contracts:
Total weighted-average fixed/floor price	$6.60	$6.95	$5.64
Total equivalent volumes hedged (Mmcfe/d)	84.8	79.2	19.7

(1)	Represents October through December 2017

Amplify posted an updated hedge presentation containing additional information on its website, www.amplifyenergy.com, under the Investor Relations section.

Quarterly Report on Form 10-Q

Amplify’s financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which Amplify expects to file with the Securities and Exchange Commission on or before November 7, 2017.

Conference Call

Amplify will host an investor teleconference today at 10:00 a.m. Central Time to discuss these operating and financial results. Interested parties may join the webcast by visiting Amplify’s website, www.amplifyenergy.com, and clicking on the webcast link or by dialing (833) 883-4379 at least 15 minutes before the call begins and providing the Conference ID: 96863387. The webcast and a telephonic replay will be available for fourteen days following the call and may be accessed by visiting Amplify’s website, www.amplifyenergy.com, or by dialing (855) 859-2056 and providing the Conference ID: 96863387.

About Amplify Energy

Amplify Energy Corp. was formed in May 2017 as the reorganized successor to Memorial Production Partners LP. Amplify is headquartered in Houston, Texas and is an independent oil and natural gas company engaged in the acquisition, development, exploration and production of oil and natural gas properties. The Company’s operations are focused in East Texas / North Louisiana, the Rockies, offshore California and South Texas. For more information, visit www.amplifyenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Amplify expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Amplify believes that these statements are based on reasonable assumptions, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Amplify, that may cause Amplify’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K, and if applicable, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. All forward-looking statements speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Amplify undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow. The accompanying schedules provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Amplify does.

Adjusted EBITDA. Amplify defines Adjusted EBITDA as net income or loss, plus interest expense; income tax expense; depreciation, depletion and amortization; impairment of goodwill and long-lived assets; accretion of asset retirement obligations; losses on commodity derivative instruments; cash settlements received on expired commodity derivative instruments; losses on sale of assets; unit-based compensation expenses; exploration costs; acquisition and divestiture related expenses; amortization of gain associated with terminated commodity derivatives, bad debt expense; and other non-routine items, less interest income; gain on extinguishment of debt; income tax benefit; gains on commodity derivative instruments; cash settlements paid on expired commodity derivative instruments; gains on sale of assets and other, net; and other non-routine items. Adjusted EBITDA is commonly used as a supplemental financial measure by management and external users of Amplify’s financial statements, such as investors, research analysts and rating agencies, to assess: (1) its operating performance as compared to other companies in Amplify’s industry without regard to financing methods, capital structures or historical cost basis; (2) the ability of its assets to generate cash sufficient to pay interest and support Amplify’s indebtedness; and (3) the viability of projects and the overall rates of return on alternative investment opportunities. Since Adjusted EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the Adjusted EBITDA data presented in this press release may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net cash provided by operating activities.

Free Cash Flow. Amplify defines Free Cash Flow as Adjusted EBITDA, less cash income taxes; cash interest expense; and total capital expenditures. Free cash flow is an important non-GAAP financial measure for Amplify’s investors since it serves as an indicator of the Company’s success in providing a cash return on investment. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities.

Selected Operating and Financial Data (Tables)

Amplify Energy Corp.

Selected Financial Data – Unaudited

Statements of Operations Data

	Successor		Predecessor
(Amounts in $000s, except per unit data)	Three Months Ended September 30, 2017	Period from May 5, 2017 through June 30, 2017	Period April 1, 2017 through May 4, 2017
Revenues:
Oil and natural gas sales	$75,534	$42,228	$27,686
Other revenues	55	167	135

Total revenues	75,589	42,395	27,821

Costs and Expenses:
Lease operating expense	29,119	18,842	9,582
Gathering, processing and transportation	7,077	4,114	2,737
Exploration	4	7	5
Taxes other than income	4,214	1,933	921
Depreciation, depletion and amortization	13,467	8,351	9,835
Impairment of proved oil and natural gas properties	—	—	—
General and administrative expense	11,097	7,382	8,236
Accretion of asset retirement obligations	1,665	1,027	912
Realized (gain) loss on commodity derivatives	(12,992)	(8,284)	(5,069)
Unrealized (gain) loss on commodity derivatives	27,209	6,369	(7,766)
(Gain) loss on sale of properties	—	—	—
Other, net	772	—	44

Total costs and expenses	81,632	39,741	19,437

Operating Income (loss)	(6,043)	2,654	8,384
	—
Other Income (Expense):	—
Interest expense, net	(5,808)	(3,797)	(1,843)
Other income (expense)	—	(6)	2
Gain on early extinguishment of debt	—	—	—
Amortization of investment premium	—	—	—

Total Other Income (Expense)	(5,808)	(3,803)	(1,841)

Income before reorganization items, net and income taxes	(11,851)	(1,149)	6,543
Reorganization items, net	(33)	(349)	(81,121)
Income tax benefit (expense)	4,348	592	—

Net income (loss)	$(7,536)	$(906)	$(74,578)
Earnings per share/unit:
Basic and diluted earnings per share/unit	$(0.30)	$(0.04)	$(0.89)

Selected Financial Data – Unaudited

Operating Statistics

	Successor		Predecessor
(Amounts in $000s, except per unit data)	Three Months Ended September 30, 2017	Period from May 5, 2017 through June 30, 2017	Period April 1, 2017 through May 4, 2017
Oil and natural gas revenue:
Oil Sales	$40,750	$22,070	$14,466
NGL Sales	9,927	4,112	3,495
Natural Gas Sales	24,857	16,046	9,725

Total oil and natural gas sales – Unhedged	$75,534	$42,228	$27,686

Production volumes:
Oil Sales – MBbls	923	525	315
NGL Sales – MBbls	437	219	160
Natural Gas Sales – MMcf	8,158	5,092	3,173

Total – Mmcfe	16,317	9,576	6,025

Total – Mmcfe/d	177.4	168.0	177.2

Average sales price (excluding commodity derivatives):
Oil – per Bbl	$44.16	$41.93	$45.81
NGL – per Bbl	$22.72	$18.60	$21.90
Natural gas – per Mcf	$3.05	$3.15	$3.06

Total – per Mcfe	$4.63	$4.41	$4.59

Average unit costs per Mcfe:
Lease operating expense	$1.78	$1.97	$1.59
Gathering, processing and transportation	$0.43	$0.43	$0.45
Taxes other than income	$0.26	$0.20	$0.15
General and administrative expense	$0.68	$0.77	$1.37
Depletion, depreciation, and amortization	$0.83	$0.87	$1.63

Selected Financial Data – Unaudited

Balance Sheet Data

	Successor
(Amounts in $000s, except per unit data)	September 30, 2017	June 30, 2017
Total current assets	$94,996	$110,518
Property and equipment, net	676,035	663,867
Total assets	951,351	966,625
Total current liabilities	66,999	60,970
Long-term debt	403,000	418,000
Total liabilities	568,119	576,874
Total equity	383,232	389,751

Selected Financial Data – Unaudited
Statements of Cash Flows Data
	Successor		Predecessor
(Amounts in $000s, except per unit data)	Three Months Ended September 30, 2017	Period from May 5, 2017 through June 30, 2017	Period April 1, 2017 through May 4, 2017
Net cash provided by operating activities	$37,330	$20,544	$(7,828)
Net cash used in investing activities	(18,380)	(9,639)	(2,234)
Net cash provided by (used in) financing activities	(15,042)	(20,094)	(49,820)

Selected Operating and Financial Data (Tables)

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow

	Successor		Predecessor
(Amounts in $000s, except per unit data)	Three Months Ended September 30, 2017	Period from May 5, 2017 through June 30, 2017	Period April 1, 2017 through May 4, 2017
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$(7,536)	$(906)	$(74,578)
Interest expense, net	5,808	3,797	1,843
Income tax expense (benefit)	(4,348)	(592)	—
Depreciation, depletion and amortization	13,467	8,351	9,835
Accretion of asset retirement obligations	1,665	1,027	912
(Gains) losses on commodity derivative instruments	14,217	(1,915)	(12,835)
Cash settlements received (paid) on expired commodity derivative instruments	12,992	8,284	5,069
Acquisition and divestiture related expenses	238	—	—
Reorganization items, net	33	349	81,121
Share/Unit based compensation expense	1,016	526	2,542
Exploration costs	4	—	—
Loss on settlement of AROs	284	—	44
Other	—	—	15

Adjusted EBITDA:	$37,840	$18,921	$13,968

Reconciliation of Free Cash Flow to Net Income (Loss):
Adjusted EBITDA:	$37,840	$18,921	$13,968
Less: Cash interest expense	5,442	3,367	1,796
Less Capital expenditures	25,353	14,772	4,438

Free Cash Flow:	$7,045	$782	$7,734

Selected Operating and Financial Data (Tables)

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow

	Successor		Predecessor
(Amounts in $000s, except per unit data)	Three Months Ended September 30, 2017	Period from May 5, 2017 through June 30, 2017	Period April 1, 2017 through May 4, 2017
Reconciliation of Adjusted EBITDA to Net Cash Provided from Operating Activities:
Net cash provided by (used in) operating activities	$37,330	$20,544	$(7,828)
Changes in working capital	(6,358)	(5,424)	3,325
Interest expense, net	5,808	3,797	1,843
Amortization of deferred financing fees	(570)	(346)	—
Reorganization items, net	33	350	16,533
Exploration costs	4	—	—
Acquisition and divestiture related expenses	238	—	—
Plugging and abandonment cost	458	—	95
Income tax expense (benefit) – current portion	897	—	—

Adjusted EBITDA:	$37,840	$18,921	$13,968

Reconciliation of Free Cash Flow to Net Cash from Operating Activities:
Adjusted EBITDA:	$37,840	$18,921	$13,968
Less: Cash interest expense	5,442	3,367	1,796
Less Capital expenditures	25,353	14,772	4,438

Free Cash Flow:	$7,045	$782	$7,734

(in millions)	Mid-Point For Quarter Ended 12/31/2017	Mid-Point For Year Ended 12/31/2017
Calculation of Adjusted EBITDA:
Net income	$21	$53
Interest expense	5	24
Depletion, depreciation, and amortization	14	73

Adjusted EBITDA	$40	$150

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA:
Net cash provided by operating activities	$35	$126
Changes in working capital	—	—
Cash Interest Expense	5	24

Adjusted EBITDA	$40	$150

Reconciliation of Adjusted EBITDA to Free Cash Flow:
Adjusted EBITDA	$40	$150
Cash Interest Expense	(5)	(24)
Capital Expenditures	(12)	(62)

Free Cash Flow	$23	$64

Contacts

Amplify Energy Corp.

Bobby Stillwell – Chief Financial Officer

(713) 588-8347

bobby.stillwell@amplifyenergy.com

Martyn Willsher – Treasurer

(713) 588-8346

martyn.willsher@amplifyenergy.com